Exhibit 24


                 IN THE UNITED STATES DISTRICT COURT
              FOR THE EASTERN DISTRICT OF PENNSYLVANIA


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ALLIEDSIGNAL INC.,                  :

                  Plaintiff,        :

            v.                      :     C.A. No. 98-CV-4058 (JTG)

AMP INCORPORATED,                   :

                  Defendant.        :
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                                 ANSWER OF
                         DEFENDANT AMP INCORPORATED


            Defendant AMP Incorporated ("AMP"), by its attorneys, hereby answers the Complaint for Declaratory and Injunctive Relief (the
"Complaint") as follows:

                            FIRST DEFENSE

            1. Denies the averments of Paragraph 1 of the Complaint, except admits that AlliedSignal Inc. ("AlliedSignal") has announced that it would launch a tender offer for the stock of AMP at $44.50 per share and that AlliedSignal has brought this action for injunctive and declaratory relief, but denies that it is entitled to any relief.

            2. On information and belief, admits the averments of Paragraph 2 of the Complaint.

            3. Admits the averments of Paragraph 3 of the Complaint.

            4. With respect to the averments of Paragraph 4 of the Complaint, admits that the Court has subject matter jurisdiction but denies that plaintiff has any claim.

            5. With respect to the averments of Paragraph 5 of the Complaint, admits that venue lies in this District but denies that plaintiff has any claim.

            6. Admits the averments of Paragraph 6 of the Complaint, but avers that Mr. Hudson ultimately spoke to Mr. Bossidy.

            7. With respect to the averments of Paragraph 7 of the Complaint, admits that Mr. Bossidy sent a letter dated July 30, 1998 to Mr. Hudson, the contents of which speak for themselves and all characterizations of which are denied.

            8. Denies the averments of Paragraph 8 of the Complaint.

            9. With respect to the averments of the first sentence of Paragraph 9 of the Complaint, admits that AlliedSignal made an announcement on August 4, 1998 that it would commence an unsolicited tender offer for the stock of AMP at $44.50 per share, which announcement is a writing, the contents of which speak for themselves and all characterizations of which are denied. With respect to the averments of the second sentence of Paragraph 9 of the Complaint, admits that the offer purports to give the shareholders of AMP the opportunity to accept the offer, but is without knowledge or information sufficient to form a belief as to whether AlliedSignal intends to buy any shares tendered. With respect to the third sentence of Paragraph 9 of the Complaint, admits that the offer states that AlliedSignal intends to acquire the remaining shares of AMP in a second-step merger, but denies knowledge or information sufficient to form a belief as to whether AlliedSignal intends to proceed with a second-step merger.

            10. To the extent the averments of Paragraph 10 of the Complaint constitute averments of fact, denies the averments. To the extent the averments of Paragraph 10 of the Complaint constitute conclusions of law, no answer is required.

            11. With respect to the averments of the first sentence of Paragraph 11 of the Complaint, denies the averments, and further avers that the reasons that AMP Board of Directors has rejected the offer are set forth in the Schedule 14D-9 filed by AMP with the Securities Exchange Commission on August 21, 1998. With respect to the averments of the second sentence of Paragraph 11 of the Complaint, admits that AlliedSignal is preparing to conduct a consent solicitation to gain majority representation on the AMP Board of Directors, but avers that such solicitation would be unlawful.

            12-13. With respect to Paragraphs 12 and 13 of the Complaint, admits that AMP has a shareholder rights plan which is a writing, the contents of which speak for themselves and all characterizations of which are denied.

            14-17. Denies the averments of Paragraphs 14 through 17 of the Complaint, and further avers that the provision referred to in the Complaint as a "Dead Hand Restriction" no longer appears in AMP's shareholder rights plan.

            18. Admits Paragraph 18 of the Complaint.

            19-20. With respect to the averments of Paragraphs 19 and 20 of the Complaint, the "Business Combination Statute" speaks for itself and all characterizations of it are denied.

            21. Admits the averments of Paragraph 21 of the Complaint.

            22. Denies the averments of Paragraph 22 of the Complaint.

            23. AMP repeats and incorporates herein by reference Paragraphs 1-22 of this Answer.

            24. The averments of Paragraph 24 of the Complaint constitute legal conclusions as to which no answer is required.

            25. Denies the averments of Paragraph 25 of the Complaint.

            26. AMP repeats and incorporates herein by reference Paragraphs 1-25 of this Answer.

            27-30. To the extent the averments of Paragraphs 27 through 30 of the Complaint constitute averments of fact, the averments are denied. To the extent the averments of Paragraphs 27 through 30 of the Complaint constitute conclusions of law, no answer is required. It is further averred that the averments regarding the "Dead Hand Restriction" are moot because that provision no longer appears in AMP's shareholder rights plan.

            31. AMP repeats and incorporates herein by reference Paragraphs 1-30 of this Answer.

            32-33. To the extent the averments of Paragraphs 32 and 33 of the Complaint constitute averments of fact, the averments are denied. To the extent the averments of Paragraphs 32 and 33 of the Complaint constitute conclusions of law, no answer is required. It is further averred that the averments regarding the "Dead Hand Restriction" are moot because that provision no longer appears in AMP's shareholder rights plan.

            34. AMP repeats and incorporates herein by reference Paragraphs 1-33 of this Answer.

            35-36. To the extent the averments of Paragraphs 35 and 36 of the Complaint constitute averments of fact, the averments are denied. To the extent the averments of Paragraphs 35 and 36 of the Complaint constitute conclusions of law, no answer is required. It is further averred that the averments regarding the "Dead Hand Restriction" are moot because that provision no longer appears in AMP's shareholder rights plan.

            37. AMP repeats and incorporates herein by reference Paragraphs 1-36 of this Answer.

            38. To the extent the averments of Paragraph 38 of the Complaint constitute averments of fact, the averments are denied. To the extent the averments of Paragraph 38 of the Complaint constitute conclusions of law, no answer is required. It is further averred that the averments regarding the "Dead Hand Restriction" are moot because that provision no longer appears in AMP's shareholder rights plan.

            39. Denies that plaintiff is entitled to any relief.

            AMP denies that AlliedSignal is entitled to any of the relief sought in Paragraphs A through E of the WHEREFORE clause of the Complaint.

                               SECOND DEFENSE

            The Complaint and each claim for relief thereof fails to state claims upon which relief may be granted.

                               THIRD DEFENSE

                Plantiff's claims are barred, in whole or in part, because plaintiff lacks standing.

                               FOURTH DEFENSE

            AMP's shareholder rights plan has been amended to eliminate the provision referred to in the Complaint as the "Dead Hand Restriction." Accordingly, plaintiff's claims are moot and there is no justiciable controversy between the parties with respect to that provision.


            WHEREFORE, having fully answered the Complaint, AMP prays for a judgment dismissing the Complaint and each claim for relief thereof with prejudice, and such other, further and different relief to which AMP may be shown to be entitled.


                              /s/ JOHN G. HARKINS, JR.
                              --------------------------------------
                              JOHN G. HARKINS, JR. (04441)
                              ELEANOR MORRIS ILLOWAY (40632)
                              STEVEN A. REED (60145)
                              DAVID J. CREAGAN (70904)
                              DAVID W. ENGSTROM (76178)
                              Harkins Cunningham
                              2800 One Commerce Square
                              2005 Market Street
                              Philadelphia, PA 19103-7042
                              (215) 851-6700

                                        and

                              JON A. BAUGHMAN (14043)
                              LAURENCE Z. SHIEKMAN (31290)
                              SALVATORE R. FAIA (52320)
                              SETH A. ABEL (75561)
                              Pepper Hamilton LLP
                              3000 Two Logan Square
                              18th & Arch Streets
                              Philadelphia, PA  19103-2799
                              (215) 981-4000

                              Attorneys for Defendant
                              AMP Incorporated

Dated:      August 24, 1998





                           CERTIFICATE OF SERVICE

            I hereby certify that on August 24, 1998, a true and correct copy of the Answer of AMP Incorporated was served on the following parties by the following means:

                        By Hand Delivery

                        Mary A. McLaughlin
                        Dechert, Price & Rhoads
                        4000 Bell Atlantic Tower
                        1717 Arch Street
                        Philadelphia, PA  19103


                        By Federal Express

                        Alexander R. Sussman
                        Fried, Frank, Harris, Shriver & Jacobson
                        One New York Plaza
                        New York, NY  10004


                        By Hand Delivery

                        Stuart H. Savett
                        Savett, Frutkin, Podell & Ryan
                        325 Chestnut Street
                        Suite 700
                        Philadelphia, PA  19160


                        By First Class Mail

                        Fred T. Isquith
                        Wolf Haldenstein Adler Freeman & Herz LLP
                        270 Madison Avenue
                        New York, NY  10016

                        Stephen D. Ramos
                        Berger & Montague, P.C.
                        1622 Locust Street
                        Philadelphia, PA  19103

                        Deborah R. Gross
                        Law Offices of Bernard M. Gross, P.C.
                        1500 Walnut Street, Sixth Floor
                        Philadelphia, PA  19102


                        Robert I. Harwood
                        Wechsler Harwood Halebian & Feffer LLP
                        488 Madison Avenue
                        New York, NY  10022



                                    /s/ JOHN G. HARKINS, JR.
                                    -----------------------------------
                                    JOHN G. HARKINS, JR.